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                           AMENDED LOCK DOWN AGREEMENT

       THIS AMENDED LOCK DOWN AGREEMENT (the "Agreement) is entered into as of the 15th day of November, 2006, by and among CirTran Corporation (the "Company") and ANAHOP, Inc., a California corporation ("ANAHOP"), Albert Hagar ("Hagar"), and Fadi Nora ("Nora," and collectively with ANAHOP and Hagar, the "ANAHOP Parties"). The Company, ANAHOP, Hagar, and Nora may each be referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

       A. In May 2006, the Company and ANAHOP entered into a transaction (the "May Transaction") whereby the Company sold to ANAHOP Fourteen Million, Two Hundred Eighty-five Thousand, Seven Hundred Fifteen (14,285,715) shares of Common Stock. In connection with the May Transaction, the Company also issued warrants (the "May Warrants") as follows: a warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Hagar; a warrant to purchase up to 5,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Nora; a warrant to purchase up to 5,000,000 shares, with an exercise price of $0.25 per share, exercisable upon the date of issuance, to Nora; and a warrant to purchase up to 10,000,000 shares, with an exercise price of $0.50 per share, exercisable upon the date of issuance, to Hagar.

       B. In June 2006, the Company and ANAHOP entered into a transaction (the "June Transaction") whereby the Company sold to ANAHOP Twenty-Eight Million, Five Hundred Seventy-One Thousand, Four Hundred Twenty-Eight (28,571,428) shares of Common Stock, issuable in two tranches. Pursuant to the first tranche, ANAHOP agreed to pay $500,000, and in return, the Company agreed to issue 7,142,857 shares (the "First Tranche Shares"). Pursuant to the second tranche, ANAHOP agreed to pay an additional $1,500,000, and in return, the Company agreed to issue the remaining 21,428,571 shares (the "Second Tranche Shares"). In connection with the June Transaction, the Company also agreed to issue warrants (the "June Warrants"), pursuant to certain conditions stated in the June Transaction documents, as follows: a warrant to purchase up to 20,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Hagar; a warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Nora; a warrant to purchase up to 10,000,000 shares, with an exercise price of $0.25 per share, exercisable upon the date of issuance, to Nora; and a warrant to purchase up to 23,000,000 shares, with an exercise price of $0.50 per share, exercisable upon the date of issuance, to Hagar.

       C. Pursuant to the June Transaction, the Company is not obligated to issue the Second Tranche Shares or issue the June Warrants until the full payment for the Second Tranche Shares has been made.

       D. The Company and the ANAHOP Parties desire to enter into an agreement whereby the ANAHOP Parties agree that they will not exercise any of the May Warrants or the June Warrants or pay for the Second Tranche Shares until the Company has taken all steps necessary to increase its authorized capital.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1.     Lock Down/ No Exercise or Payment.

       A. May Warrants. Pursuant to this Agreement, Hagar and Nora each specifically agree that he will not exercise any of the May Warrants until the Company has increased its authorized capital stock.

       B. June Warrants. Pursuant to this Agreement, Hagar and Nora each specifically agree that he will not exercise any of the June Warrants until the Company has increased its authorized capital stock.

       C. Second Tranche Shares. Pursuant to this Agreement, ANAHOP agrees that it will not make the $1,500,000 payment for the Second Tranche Shares until the Company has increased its authorized capital stock.

2. Company Obligations. In connection with this Agreement, the Company hereby agrees:


       A. Not later than December 31, 2006, the Company will effectuate an amendment to the Company's articles of incorporation to increase the Company's authorized capital stock. The Company also agrees to use its best efforts to respond to any comments issued by the SEC and to effectuate the amendment of the Company's articles of incorporation to increase its authorized capital from 750,000,000 shares to 1,500,000,000 shares or such other number as the Company deems appropriate.

       B. The Company agrees to notify the ANAHOP Parties upon the filing of the proxy statement, information statement, or such other form as is appropriate, with the SEC, and upon the effective date of the amendment of the Company's articles of incorporation.

3. Termination. The Parties hereby acknowledge and agree that this Agreement shall terminate upon the effectiveness of the increase in the Company's authorized capital as described herein. The Parties further agree that upon the termination of this Agreement, the ANAHOP Parties shall have no obligation to exercise the Warrants or to make the payment for the Second Tranche Shares except as set forth in the documents relating to the May Transaction and the June Transaction, as appropriate.


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DATED as of November 15, 2006.

CIRTRAN CORPORATION                       ANAHOP, INC.


By: /s/ Iehab Hawatmeh                    By: /s/ Albert Hagar
   ----------------------------              ---------------------------------
Name: Iehab Hawatmeh                      Name: Albert Hagar
Title: President & CEO                    Title: President


                                          ALBERT HAGAR

                                          /s/ ALBERT HAGAR
                                          ------------------------------------

                                          FADI NORA

                                          /s/ FADI NORA
                                          ------------------------------------


















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